Confidential Portions Omitted

Exhibit 10.37

REPAIR SERVICES AGREEMENT

BETWEEN

VM SERVICES, INC.

AND

POWERWAVE TECHNOLOGIES, INC.

** INDICATES THAT CONFIDENTIAL PORTIONS ARE OMITTED AND FILED SEPARATELY WITH THE COMMISSION

TABLE OF CONTENTS

Section
Recitals

1.	Definitions

2.	Term and Termination

3.	Scope of Work

4.	Performance Standards for Repair Services

5.	Repair Parts and Packaging Materials

6.	Contract Management

7.	Audit Rights/Record Keeping

8.	Condidentiality

9.	Warranties, Quality Plan, Turnaround Times

10.	Prices, Payment Terms, Invoicing

11.	Personnel Issues

12.	Facilities

13.	Consigned Materials

14.	IT Systems Support

15.	Force Majuere

16.	Industrial Property Rights

17.	Publicity

18.	Insurance

19.	Indemnification

20.	Limitations of Liability

21.	Miscellaneous

List of Exhibits.

A.	Product Listing

B.	Pricing

C.	Scope of Work

D	Employees

E	Description of Space

F.	Consigned Equipment

Repair Services Agreement

This Repair Services Agreement (the “Agreement”) is entered into this 26th day of June, 2003 by and between Powerwave Technologies, Inc. (“Powerwave” or “Buyer”) and VM Services, Inc. (“Venture.”)

Recitals

A. WHEREAS, Powerwave markets, distributes and sells RF power amplifiers, racks and related products for use in wireless communications systems. High quality customer support and product repairs is of paramount importance to Powerwave.

B. WHEREAS, Powerwave presently performs the following warranty and non-warranty services with respect to its products: (i) the interface with customers and the issuance of RMA numbers; (ii) the receipt of defective product from customers; (iii) diagnostic testing and the repair of defective product so that the product works in accordance with its specifications; (iv) the replacement of defective product with a replacement product, in certain cases; (v) shipping the repaired or replacement product back to the customer; and (vi) root cause analysis to the component level.

C. WHEREAS, pursuant to this Agreement, Powerwave desires to outsource to Venture certain warranty and non-warranty repair services for Products returned from North America as described in this Agreement.

D. WHEREAS, Powerwave is relying upon Venture’s stated expertise and experience in providing repair services related to high quality complex electronic assemblies.

NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties agree as follows:

1.	Definitions.

A. “Product” means the RF amplifiers listed on Exhibit A hereto (“Product Attachment”) which list may be amended from time to time by the parties.

B. “Repair Information” includes for a particular Product test data sheets, bills of material, operational method sheets, and in certain cases, as determined by Powerwave, Product schematics and test code.

C. “Repair Services” means the diagnosis, root cause analysis to the component level (meaning that the faulty component is identified and replaced and does not include an analysis of what caused the failure), servicing and repair of the Products so that the Product, after repair, conforms to the Specifications for the Product. Repair Services include repairs to Products that are within the manufacturer warranty period (“Warranty Repair Services”) and repairs of Products after the expiration of the manufacturer warranty period (“Non-Warranty Repair Services.”) Repair Services include the replacement of parts when necessary and Repair Services shall be performed in accordance with applicable Powerwave Repair Information.

E. “Specifications” means those physical, mechanical, electrical and other characteristics intended to define the performance, form, fit and function of a Product.

F. “Replacement Product” means either new or refurbished product which may be shipped to a customer as a replacement for Product which is returned within the applicable warranty period.

G. “Business Days” shall mean those days, from Monday through Friday, which are not declared as national holidays in the United States.

H. “Calendar Days” shall mean all days, Sunday through Saturday, which appear on the calendar from January 1 through December 31.

I. “Phase I” means the period of time between the date of this Agreement and December 31, 2003. Phase II means the period commencing on January 1, 2004. The above dates are target dates based on the parties current expectations and may be changed by mutual agreement of the parties. The details on the services to be performed during Phase I and Phase II are described in Section 3.2 below.

J. “Repair Parts” means components, materials and spare parts which are required to perform the Repair Services.

K. “RMA” means a return material authorization issued to a customer who desires to return a Product for repair or replacement.

L. “Affiliate” means with respect to a party hereto, a corporation that directly or indirectly controls, is controlled by or is under common control with that party.

M. “Intellectual Property” or “IP” means, throughout the world, all copyrights and any rights in the nature of copyright (including, without limitation, so called “neighboring rights,” database rights and other “sui generis” rights), all patents, utility models, design patents, registered designs and other design rights, trade secrets and other intellectual or industrial proprietary rights including, without limitation, the right to apply for, file or register any of the foregoing and rights under such applications, filings or registrations.

N. “Quality Plan” shall include all documentation, processes and procedures necessary to repair, inspect, and test Products. The Quality Plan includes (1) IQA inspection and ECO control of material; (2) repair and process procedures; and (3) repair process control and quality control systems.

2.	Term and Termination.

2.1 This Agreement shall become effective when signed by an authorized representative of Powerwave and Venture and the term of this Agreement is twenty four (24) months from the effective date. This Agreement will automatically renew for additional one (1) year terms after the expiration of the initial term unless either party receives from the other, at least six (6) months prior to the end of the initial term or any renewal term, written notice to terminate this Agreement at the end of the then current term.

2.2 This Agreement may be cancelled in whole or in part by either party by providing six (6) months advance written notice, provided, however, that the parties hereto may agree in writing to a shorter notice period. In the event of termination pursuant to this section 2.2: (a) termination of this Agreement will not prejudice accrued rights and liabilities of either party; (b) on termination or other discharge of this Agreement, Venture, will following Powerwave’s request, deliver to Powerwave all Powerwave property, including any consigned equipment; (c) Venture will stop work pursuant to this Agreement to the extent specified in the termination notice or as otherwise agreed to between the parties; (d) Venture will terminate all subcontracts and orders that relate to terminated work; and (e) Venture will complete the work in progress for all non-terminated work.

2.3 Either Powerwave or Venture may terminate this Agreement upon the other party’s material breach of this Agreement, provided that (a) the non-breaching party first shall have sent written notice to the breaching party describing the breach in reasonable detail and requesting it be cured, (b) the breaching party does not cure the breach within sixty (60) days following its receipt of such notice and (c) following the expiration of the sixty-day cure period, the non-breaching party sends a second written notice to the breaching party indicating that the non-breaching party has terminated the Agreement. The following will be considered a material breach of this Agreement: (i) the failure of either party to perform or observe any material term, condition or covenant to be performed by it under this Agreement; or (ii) an unauthorized assignment of this Agreement.

2.4 Powerwave or Venture may terminate this Agreement immediately, upon written notice to the other party if either party becomes insolvent or is declared bankrupt, or if a receiver and manager, liquidator, trustee in bankruptcy or other officer with similar powers is appointed over all or a substantial part of the assets of that party, or if that party files for bankruptcy or any similar law or any equivalent event occurs under any relevant jurisdiction. The termination of this Agreement will not affect any Order which has been dated and acknowledged prior to the effective date of termination.

2.5 Upon any termination, the parties will use commercially reasonable efforts to cooperate in the orderly wind down of repair operations of Powerwave, taking into account Powerwave’s need to avoid interruption of repair services. Upon termination of this Agreement, the Venture agrees to meet in good faith with Powerwave to create and execute a transition plan which may include: (i) a transfer of all Repair Parts at a price to be agreed upon; (ii) the return of all Powerwave property, including any consigned equipment, components, materials or spare parts; (iii) a schedule to complete the remaining repair work; and (iv) any other items to be agreed upon between the parties. Subject to Venture’s confidentiality obligations and security requirements, Powerwave may audit the Venture during the winding down of operations concerning any Powerwave assets.

3.	Scope of Work.

3.1 In consideration of the payment by Powerwave of the prices set forth in the Pricing Schedule attached hereto as Exhibit B, Venture will perform the work and services required by the “Scope of Work,” a copy of which is attached hereto as Exhibit C, and incorporated herein by this reference, and as further described herein. The Scope of Work may evolve during the term of this Agreement as required to support the Powerwave’s business requirements, and any changes in the Scope of Work and the cost of any additional work contemplated by such changes must be approved by Powerwave and Venture. From time to time, Powerwave may request that Venture provide additional services outside the Scope of Work. The additional services shall be priced in a manner which is agreed upon by Powerwave and Venture. In the event of any conflict between the Scope of Work and this Agreement, the terms of the Scope of Work shall prevail.

3.2 The Repair Services to be performed by Venture in Phase I generally include the following:

•	Root cause analysis to the component level (as described in section 1C).

•	The performance of Repair Services with respect to the Product.

•	In certain cases, the replacement of the Product with a Replacement Product, although in Phase I the supply of Replacement Products will be coordinated with Powerwave.

During Phase I, Powerwave will interface with the customer and issue RMA numbers as well as handle the logistics of sending Replacement Product to customers, if necessary. During Phase II, which is currently scheduled to begin January 1, 2004, Venture shall be responsible for the following additional services: (1) procuring from third parties who are on Powerwave’s authorized vendor list (“AVL”) Repair Parts necessary to meet forecasted demand; (2) logistics support, which includes receiving, planning, packaging and shipping; (3) the logistics of sending Replacement Products to customers, if necessary; and (4) receiving of Product that is returned by a customer because it is believed be defective. Prior to Phase II, Powerwave and Venture shall develop a transition/project plan for the transfer of such functions to Venture in a manner which is not disruptive to customers. Powerwave and Venture shall hold regular planning and transition meetings to assure a smooth transition of such functions.

3.3 In order to enable Venture to perform the Repair Services, Powerwave grants to Venture a non-exclusive, non-transferable, non-sublicensable right and license to use the Repair Information and any Powerwave Intellectual Property Rights and Confidential Information contained therein, to provide Repair Services for the Products. The Repair Information may not be used for any other purpose. No further rights, either express or implied, are granted to Venture with respect to any other products of Powerwave. All right, title and interest in the Repair Information and Powerwave Intellectual Property Rights, including any Intellectual Property Rights contained in the Products or in the Repair Information, shall remain in and be owned by Powerwave without any restriction. Except for the limited right to use the Repair Information to provide Repair Services, Venture is not granted and will have no right, title or interest in or to any Intellectual Property Rights of Powerwave. Promptly after the execution of this Agreement, Powerwave shall disclose to Venture such portions of the Repair Information not previously disclosed, which disclosures shall be under conditions of confidentiality as specified in section 8 of this Agreement.

3.4 The quality of the Repair Services is of paramount importance to Powerwave’s reputation and the reputation and marketing of the Products. Powerwave relies on the Repair Information to identify, communicate, establish and implement standards with respect to the provision of the Repair Services. Accordingly, Venture is obligated to adhere to the Repair Information in performing the Repair Services. Venture shall not deviate from or modify the Repair Information when performing Repair Services, without the prior written consent of Powerwave.

4.	Performance Standards for Repair Services.

4.1 Venture will perform the Repair Services at a level of performance which complies with the warranties and turnaround times specified in Section 9 below. Venture will seek to identify methods for improving the quality, efficiency and cost-effectiveness of the Repair Services where practical and will notify Powerwave of such methods. Venture and Powerwave will mutually agree upon management reports to ensure the performance metrics and service levels specified in the Scope of Work (“Performance Standards”) are met. These tools are to be detailed in the Scope of Work.

4.2 If Venture fails to attain or maintain its Performance Standards, Venture will (i) promptly investigate the cause of the problem; (ii) within 5 business days after it has notice of such problem, prepare a report that identifies the cause of the problem and recommend solutions; (iii) use best efforts to correct the problem and to begin meeting the Performance Standards as soon as practicable, and (iv) keep Powerwave apprised of the status of the remedial efforts.

4.3 Venture and Powerwave will periodically review the existing Performance Standards and Powerwave’s business requirements and goals and will make mutually agreeable adjustments to them as appropriate, as well as any mutually acceptable adjustments to the Scope of Work as may be required in connection therewith. The parties expect and understand that the Performance Standards and the performance by Venture of the Repair Services should improve over time.

5. Repair Parts and Packaging Materials. During Phase I, Powerwave shall supply to Venture, at no charge, all Repair Parts and packaging materials necessary to perform the Repair Services. During Phase I, Powerwave is responsible for insuring that there is no shortage of Repair Parts necessary to perform Repair Services. During Phase II, Venture shall maintain an inventory of Repair Parts needed to perform the Repair Services, the quantity and mix of Repair Parts to be mutually agreed on between the parties and based on Powerwave’s historical return rates and failure analysis. Venture shall purchase the Repair Parts only from vendors on the AVL. In addition, during Phase II, Venture shall maintain a supply of packaging materials to be used when shipping repaired Product, which packaging materials shall be in conformance with the requirements of Powerwave, at the cost and expense of Venture.

6.	Contract Management.

6.1 Each party will designate a contract representative. Each party may, from time to time, change the designated contract representative by providing notice to the other party. The parties will have the option, but will not be obligated, to designate alternate contract representatives and alternate project managers.

6.2 Powerwave and Venture management will meet at least quarterly during the term of this Agreement. The purpose of these meetings (each of which shall be referred to as a “Quarterly Business Review”) is to discuss Powerwave’s repair and/or reverse logistics and business requirements and goals and ways to better align the services provided under this Agreement in support thereof. The Quarterly Business Review meetings will provide a forum for discussions regarding Powerwave’s current and anticipated needs and Venture’s performance and anticipated requirements.

6.3 Venture may not delegate or subcontract any of its obligations under this Agreement without the prior written consent of Powerwave. With respect to any of obligations under this Agreement that Venture proposes to subcontract, Venture will specify to Powerwave in writing (a) the specific portions of the services that it proposes to subcontract, (b) the scope of the proposed subcontract, (c) the identity, background and qualifications of the proposed subcontractor, and (d) the financial background of the subcontractor. Venture will remain responsible for the performance of all obligations performed by sub-contractors to the same extent as if such obligations were performed by its employees. Venture will not disclose any Confidential Information to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of Venture.

7. Audit Rights/Record Keeping. Powerwave and its, auditors, consultants and inspectors shall be entitled, upon reasonable notice, to inspect, audit and review Venture’s facility and repair procedures to assess Venture’s compliance with the quality standards, Repair Information and any applicable Specifications and security requirements. At Powerwave’s option, such audits shall be conducted at least monthly for the first six months of the term of this Agreement and thereafter on a quarterly basis. Powerwave shall also be entitled to conduct “surprise” audits in the event that Powerwave, in good faith believes that, with respect to physical or IT security (i) security has been, or is about to be, breached, or (ii) Venture fails to meet Powerwave’s minimal security requirements. Any deficiencies revealed by the audits will be addressed within 10 business days by submission to Powerwave by Venture of corrective action plans, each of which will provide a timetable, subject to Powerwave’s approval, for such corrective action. Venture will provide reasonable assistance to Powerwave’s auditors and inspectors at no additional cost or expense to Powerwave. Following successful completion of these audits, Venture shall receive written certification from Powerwave that Venture’s Repair Services comply with Powerwave’s policies and procedures. In the event that Venture does not correct the deficiencies disclosed by such audits to Powerwave’s reasonable satisfaction within the agreed-upon timeframes, then Venture shall be in default of this Agreement and the Parties shall have all rights and remedies pursuant hereto.

Venture will maintain complete and accurate records of, and supporting documentation for all amounts billable to and payments made by Powerwave in accordance with generally accepted accounting principles applied on a consistent basis. Venture will retain all records related to this Agreement for a period of three years. During the term of this Agreement and during the period for which Venture is required to maintain such records, upon Powerwave’s reasonable prior notice, Venture shall provide access during normal business hours to such records relating to bills of material, overhead costs and quality for the purpose of verifying the accuracy of Venture’s charges.

8. Confidentiality. Venture Corporation Limited and Powerwave entered into a Mutual Non Disclosure Agreement dated as January 13, 2003 (“NDA”) and the relationship of Venture and Powerwave with respect to each other’s Confidential Information shall be governed by the NDA. Venture agrees to the terms and conditions of the NDA, which are incorporated herein by this reference. The NDA shall remain in force for the term of this Agreement including any renewal or extension terms.

9.	Warranties/Quality Plan/Turnaround Times.

9.1 Venture represents and warrants to Powerwave that the Repair Services will be performed in a professional manner, in compliance with the applicable Product Specifications and Repair Information. Venture agrees to follow Powerwave’s Repair Information and service procedures in providing Repair Services for the Products. If Venture fails to perform the Repair Services as warranted above, Venture will promptly correct any errors or deficiencies or reperform the Repair Services, at no additional cost to the customer. In addition, Venture warrants that any repaired Product will be free from defects in workmanship in connection with the Repair Services performed for a period of ** (**) years following completion of the Repair Services.

9.2 Venture shall establish and maintain a Quality Plan and inspection program sufficient to assure that the Products repaired by Venture will meet the requirements stated in the Specifications and the Repair Information and service procedures for the Products. Venture shall keep and maintain proper repair, test and related records, which shall be available for inspection by Powerwave and shall allow copies to be made and extracts to be taken, and shall furnish all information which may be required by Powerwave with respect thereto.

9.3 All Product repairs shall be completed within ten (10) business days and shall be shipped to the customer within ten (10) business days from the date on which Venture receives the returned Product from the customer. If Venture does not comply with the ten business day turnaround time and such failure is not caused by Powerwave or an event of force majuere and the failure results in Powerwave incurring a penalty or expenses to its customer, then Venture and Powerwave agree to discuss appropriate financial accommodations.

10.	Prices; Payment Terms; Invoicing.

10.1(a) The unit prices for both Warranty Repair Services and Non-Warranty Repair Services are specified on Exhibit B. The price for the Repair Services for each Product will be quoted in US Dollars using an agreed upon pricing model whereby the Repair Parts cost information is agreed to and the assembly/test labor rates, and profit and overhead rates are per Exhibit B. Venture acknowledges that, except as expressly provided otherwise in this Agreement, expenses that Venture expects to incur in performing the Repair Services and the other items outlined in the Scope of Work (including overhead, travel and lodging, the operation and maintenance with respect to physical facilities,) are included in the Scope of Work and are reflected in the prices to be charged to Powerwave for the Repair Services and, as such, are not separately reimbursable by Powerwave. Within ninety (90) days following the execution of this Agreement Venture and Powerwave will meet and review the pricing structure for the Repair Services and the headcount required to perform the Repair Services and make such adjustments as are mutually agreed.

10.1(b) Prices will be subject to review by the parties on a quarterly basis (and at such other times as may be agreed) at the Quarterly Business Review to be arranged by the authorised representatives of the parties. Price adjustments may be implemented as the parties agree. Changes to prices, and the manner and timing of their implementation, will be agreed by the parties on a fair and reasonable basis at such review meeting.

10.2. If Venture offers a better price or pricing formula to any third party for similar Repair Services, based on similar volumes, under substantially similar terms and conditions and in similar geographies then the Venture agrees to offer such price or pricing formula to Powerwave retroactively as of the date first offered to the third party. Venture agrees to fulfill its obligations in this Section in good faith

10.3 Repair Services shall be invoiced upon shipment of the Repaired Product to the customer. Payment terms shall be forty-five (45) Calendar Days payable in US Dollars, from the date of invoice. Powerwave may deduct from Venture’s invoices any moneys owed Powerwave by Venture. If Powerwave in good faith believes that amounts invoiced are in excess actual amounts owing or there is a billing error, it shall promptly notify Venture in writing. The parties agree to reconcile disputed invoices, billing inaccuracies and other discrepancies or errors within ten (10) days after Powerwave has notified Venture in writing of a disputed invoice. Venture agrees to provide Powerwave with documentation and other information with respect to each invoice as may be reasonably requested by Powerwave to verify that Venture’s charges to Powerwave are accurate, correct, and valid.

10.4 Unless Powerwave provides appropriate exemption certificates, Powerwave will be responsible for and will pay all taxes including value added taxes, duties or other governmental or regulatory charges in any country resulting from the performance of this Agreement, except for any income related taxes for which Venture is directly liable. Venture shall notify Powerwave of any such tax liabilities incurred on behalf of Powerwave or arising in connection with doing business with Powerwave as soon as practicable and will make all reasonable efforts to minimize the amount of any such tax liabilities.

11.	Personnel Issues.

11.1 Venture agrees that upon the execution of this Agreement, it will offer employment to each of the individuals listed on Exhibit D (“Employees.”) Venture agrees to provide base salary or hourly rates of pay to the Employees consistent with their current compensation at Powerwave. Venture shall not be required to assume, adopt or accept any employee benefit plan, program, policy or arrangement of Powerwave with respect to the Employees, including, without limitation, any stock option, bonus, compensation, retirement, profit sharing, vacation, medical, disability benefit, life insurance or severance pay plan, contract, practice, program, policy or arrangement and shall have no liability whatsoever under any such employee benefit plan, contract, practice, program, policy or arrangement.

11.2 Except as expressly set forth herein, during the term of this Agreement and for a period of six (6) months after the expiration or earlier termination of this Agreement, Venture will not without the prior written consent of Powerwave, solicit for employment directly or indirectly, nor employ, any employee of Powerwave or its Affiliates substantially involved in the performance of Powerwave’s or its Affiliate’s obligations under this Agreement, without the prior written consent of Powerwave (other than employees of Powerwave or its Affiliates who are terminated thereby). Except as expressly set forth herein during the term of this Agreement and for a period of six (6) months after the expiration or earlier termination of this Agreement, Powerwave will not, and will cause its Affiliates to not, solicit for employment directly or indirectly, nor employ, any employee of Venture involved in the performance of Venture’s obligations under this Agreement, without the prior consent of Venture (other than Venture’s employees who have been terminated by Venture). Notwithstanding the foregoing, any Party may at any time make general solicitations for employment to a broad class of persons which may include the aforedescribed employees. General solicitations shall include any solicitation for employment by any party that is not targeted primarily to one or more of the aforedescribed employees.

12.	Facilities.

12.1 During the term of this Agreement, Powerwave shall provide to Venture approximately 10,000 square feet of production floor space on the first floor at its facility at 1801 E. St. Andrew Place, Santa Ana, California (the “Space”), at no charge, to enable Venture to perform the Repair Services at Powerwave’s facility. The Space shall encompass that portion of the facility as depicted on the diagram on Exhibit E and shall be the area where Powerwave presently performs RMA. In addition, Powerwave shall provide two offices on the second floor of its facility at 1801 St. Andrew Place for use by Venture management.

12.2 In addition, Powerwave shall provide the following additional services/materials for the Space, at no charge: (i) telephone service to the Space, which includes telephone cabling and telephone hand sets; and (ii) cubicles per the diagram specified on Exhibit E; and (iii) office furniture and telephones for the two offices on the first floor. Venture shall be responsible for supplying all other office equipment it requires. Powerwave will monitor the telephone usage charges incurred by Venture and if it believes the charges are excessive it shall raise the issue with Venture and the parties shall negotiate, in good faith, an equitable split of the costs.

12.3 Venture agrees to use the Space only to perform Repair Services for Powerwave and shall control the conduct of its employees. Venture agrees to comply with all Powerwave security rules and policies regarding the conduct of work while on Powerwave property. If Venture desires to use additional space in Powerwave’s facility, the parties shall discuss and mutually agree upon terms for such additional space.

13.	Consigned Equipment.

13.1 It is anticipated that Powerwave will consign certain test equipment (“Consigned Equipment”) to Venture to enable Venture to repair Products. Exhibit F is a listing of Consigned Equipment and the parties agree to update this listing as necessary to reflect additions or deletions. The Consigned Equipment may not be used to repair products for any party other than Powerwave and Venture agrees to not use any of the Consigned Equipment in the repair, testing, assembly or shipping of product for any third party. In addition, Venture shall not rent or loan any of the Consigned Equipment to a third party or do any other act that would infringe the ownership rights of Powerwave. During Phase I, Powerwave shall be responsible for scheduled maintenance and calibration of the Consigned Equipment as well all major repairs. During Phase II, if requested by Powerwave, Venture, at its own cost, shall be responsible for providing scheduled maintenance and calibration of the Consigned Equipment and the parties shall mutually agree upon who shall pay for major repairs to Consigned Equipment. Venture shall maintain proper and separate books and records for the Consigned Equipment. Venture shall exercise due care for the Consigned Equipment and they will be stored in a manner that affords ready inspection and identification. Powerwave, may upon reasonable notice and subject to security requirements, request an inspection of the Consigned Equipment. Venture shall bear the risk of loss of and damage to the Consigned Equipment while in its possession. Upon reasonable notice, Powerwave may require the return or transfer of equipment that it owns, if any and Venture shall promptly comply with any such request. Venture, on a quarterly basis, will do an inventory of Consigned Equipment and tag all Consigned Equipment with identification indicating that they are owned by Powerwave.

14. IT Systems Support. Venture agrees to facilitate the communication and system logic links of specific IT functions and data bases with Powerwave systems including but not limited to quality and shop floor control systems, documentation and ECO control systems, advanced shipping notices and inventory and order management systems as described in the Scope of Work. Venture will conform to information technology best practices to ensure the security of intellectual property both residing at Venture and communicated externally to/from Powerwave. Venture and Powerwave will jointly develop web based systems to improve communications.

15. Force Majuere. Neither of the parties shall be in default for any failure or delay in performance hereunder when such failure or delay is the result of any event, which is beyond their control and without its fault or negligence. Such events (collectively referred to herein as “Excusable Delay”) may include, but are not restricted to Acts of God, or of the public enemy, acts of government in either its sovereign or contractual capacity, strikes, lockouts, transportation disruptions or freight embargoes, and riots, quarantine restrictions, mutinies, civil commotion, floods, fire, epidemics, power shortages or war.

16.	Industrial Property Rights.

16.1 No Repair Information or Specifications furnished under this Agreement or Consigned Equipment shall be duplicated or furnished to others or used to produce or repair products for others without the prior written consent of Powerwave. Venture shall take appropriate measures to protect Powerwave proprietary rights in the Repair Information, Specifications and Products, including the following: (1) restricting access to the portion of the Venture facility used for repairing Powerwave Products to only Venture’s employees on a need to know basis or need to perform basis or involved in the repair, assembly and testing of the Products or when specifically approved by Powerwave; and (2) treating all proprietary information of Powerwave with the same degree of care it uses to protect the confidentiality of its own information, which shall not be less than reasonable care. Venture shall not use or disclose any Powerwave intellectual property except in furtherance of the repairing the Product in accordance with the terms of this Agreement. Venture shall provide secure facilities and segregate Powerwave’s Products from Powerwave’s competitor’s products within the facility. Venture shall take the following measures to maintain the security of the dedicated area related to the Products: (i) maintain walls or partitions to segregate the physical area; and (ii) restrict access to the segregated area through card key access or other such security procedures that prevent unauthorized individuals from entering the work area and keep entry-exit logs.

16.2 All existing IP owned by or licensed to Powerwave will continue to be owned by Powerwave. Venture is licensed to use such of the Powerwave IP as may be necessary only for the limited purpose of performing its obligations under this Agreement as specified in Section 3.3. No ownership rights are granted to Venture and Venture’s permissible use of the Powerwave IP is as stated in this Agreement. All existing IP of Venture will continue to be owned by Venture and all IP arising in the course of Venture’s performance of this Agreement relating to Venture’s repair know-how or repair process will be owned by Venture other than IP developed based on Powerwave’s IP related to the Products which shall be owned by Powerwave. With respect to any IP licensed to Venture by third parties, Venture warrants that such license is in good standing and includes all necessary rights to permit Venture to perform its obligations under this Agreement. Nothing contained herein will be deemed to grant to Venture either directly or by implication, estoppel or otherwise, any license or other right under any patents, patent applications, or non-patent rights owned by or licensed to Powerwave or its affiliates, except as necessary only for the limited purpose of performing its obligations under this Agreement. Powerwave and Venture may not use any IP of the other party for any other purpose.

17. Publicity. Neither party shall, without first obtaining the prior written consent of the other party, in any manner advertise or publish the fact that either party has entered to this Agreement, or use any trademarks or trade names of the other party in advertising or promotional material. In the event that one party is required by law to make a disclosure or press release the review and approval of the other party of such press release shall not be unreasonably delayed or withheld.

18. Insurance. Prior to performing its obligations under this Agreement, Venture shall procure and maintain insurance for the types of coverage and limits of liability as follows: (a) Commercial general liability, including suppliers, contractual liability, business interruption insurance, personal injury, broad form property damage, products/completed operations with limits of at least $3,000,000 per occurrence and in the aggregate; (b) Workers compensation to the extent required by statute together with statutory disability benefits liability in all applicable jurisdictions; (c) such other comparable insurance or other types of insurance that are required or customary in the jurisdiction where Venture will perform repair services for Powerwave. Powerwave shall be named an additional insured under the general liability policy. The insuring company must be reputable. All coverages must be primary and noncontributory, and maintained without interruption during the term of this Agreement. Upon request, Venture shall provide Powerwave with certificates of insurance evidencing the above coverages. Upon reasonable notice to Venture, and subject to Venture’s security and confidentiality requirements Powerwave’s insurance carriers may inspect the facilities where Powerwave’s assets are maintained.

19.	Indemnification.

19.1 Venture shall and hereby does defend, indemnify and hold harmless Powerwave, its Affiliates, officers, directors and employees (all referred to in this section 19 as “Powerwave”) from any and all third party claims, damages, costs, fees, expenses, losses, including reasonable attorneys’ fees to the extent that such claims, damages, costs, fees, expenses, losses, result from (i) a claim that Venture’s repair of a Product was the cause of any property damage or personal injury or (ii) death, personal injury or property damage arising from the negligent acts or omissions of Venture or the willful misconduct of Venture, provided that Venture is given prompt notice of such claim and Powerwave provides Venture with reasonable assistance and cooperation in the defense of the claim and shall permit Venture to control the defense of the claim. Powerwave may employ counsel, at its own expense, to assist in the defense of the claim. Powerwave shall have no authority to settle any claim on behalf of Venture.

19.2 Powerwave shall and hereby does indemnify, defend and hold harmless Venture, its Affiliates, officers, directors, employees (all referred to in this section 19 as “Venture”) from and against all third party claims, costs, damages, fines, losses and expenses (including reasonable attorneys fees) to the extent that such claims, costs damages, fines, losses and expenses result from: (i) death, personal injury or property damage arising from Powerwave’s negligent acts or omissions or willful misconduct; or (ii) any intellectual property infringement claim arising from any written specifications supplied by Powerwave to Venture, provided that Venture gives Powerwave prompt notice in writing of the claim, provides reasonable assistance and co-operation to Powerwave in defense of the claim and permits Powerwave to control the defense of the claim. Venture may employ counsel, at its own expense, to assist in the defense of the claim. Venture shall have no authority to settle any claim on behalf of Powerwave.

20.	Limitations of Liability.

20.1 Neither party excludes or limits its liability for death or personal injury resulting from its negligence nor liability for breach of any term implied by statute to the extent that such liabilities cannot by law be limited or excluded.

20.2 IN NO EVENT SHALL EITHER PARTY, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY, HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFITS, LOST SAVINGS, OR LOSS OF USE ARISING OUT OF THIS AGREEMENT.

21.	Miscellaneous.

21.1 The waiver of either party of a breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of the same or any other provision. The failure of either party to require performance by the other party of any provision of this Agreement shall not affect the right to require such performance in the future.

21.2 All notices required or permitted to be given by Powerwave or Venture to the other party under the terms of this Agreement shall be written in English and shall be effective on the day of service if served personally or by facsimile transmission with confirmation, or three business days after mailing if mailed by First Class mail, registered or certified, postage prepaid. All notices and correspondence concerning this Agreement shall be sent to the parties hereto at:

Powerwave	Venture

Powerwave Technologies, Inc. 1801 E. St. Andrew Place Santa Ana, CA 92705	VM Services, Inc. 6701 Mowry Ave Newark, CA 94560

Attn: Chief Financial Officer	Attn: Soin Singh/Mark Wettasinghe

Fax: 714 466-5801	Fax: (510) 744-3738

21.3 This Agreement is for the benefit of the parties hereto and not for any other person except as specifically provided herein. The invalidity, in whole or in part, of any article or paragraph hereof shall not affect the validity of the remainder of such article or paragraph or of any agreement resulting therefrom. Any rights or obligations under this Agreement which by their nature continue after termination will remain in effect until they are completed.

21.4 The laws of the State of California govern this Agreement and all transactions hereunder exclusive of any provisions of the United Nations Convention on the International Sale of Goods and

without regard to principles of conflicts of law. The parties submit to the non-exclusive jurisdiction of the courts of California. The parties hereto expressly waive any right they may have to a jury trial and agree that any proceedings under this Agreement shall be tried by a judge without a jury. In the event of any litigation relating to or arising out of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney’s fees and costs.

21.5 This Agreement, together with the Exhibits hereto and any other attachment, constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements with respect to the subject matter hereof are superseded. This Agreement may not be modified or amended except by an instrument in writing signed by a duly authorized representative of each of the parties.

21.6 The relationship of Venture and Powerwave as established under this Agreement will be and at all times remain one of independent contractors, and neither party will at any time nor in any way represent itself as being a dealer, agent or other representative of the other party or as having authority to assume or create obligations or otherwise act in any manner on behalf of the other party.

21.7 Neither party may assign this Agreement in whole or in part without the prior written consent of the other party, and such consent shall not be unreasonably withheld. Notwithstanding the above, this Agreement may be assigned without the consent of the other party to any successor corporation or entity whether by purchase of all or substantially all of the assets or outstanding capital of a party or by merger or consolidation provided that (a) the transferee agrees in writing to be bound by and subject to all of the terms and provisions of this Agreement, and (b) provided that the transferee is not a competitor of the non-assigning party. Should any of the foregoing conditions not be met, the assignment shall be null and void, unless the other party’s prior written consent has been given.

21.8 Venture or Powerwave will not use, distribute, transfer or transmit any products, software or technical information (even if incorporated into other products) provided under this Agreement except in compliance with U.S. export laws and regulations (the “Export Laws”). Venture or Powerwave will not, directly or indirectly, export or re-export the following items to any country which is in the then current list of prohibited countries specified in the applicable Export Laws: (a) software or technical data disclosed or provided to the other party; or (b) the direct product of such software or technical data. Venture or Powerwave agrees to promptly inform the other party in writing of any written authorization issued by the U.S. Department of Commerce office of export licensing to export or re-export any such items referenced in (a) or (b). The obligations stated above in this clause will survive the expiration, cancellation or termination of this Agreement or any other related agreement.

21.9 In the event that either party makes or receives, directly or indirectly, any payments, loans, gifts, favors, or other special considerations or forms of compensation (1) to or from the other party, to its employees, other than payments set forth in this Agreement, the Order, or in other contractual agreements between Venture and Powerwave; or (2) to or from any third party for the purpose of influencing the performance by Powerwave or Venture of its duties hereunder, then this Agreement may be terminated at the option of the party after ten (10) days’ written notice to the other party.

21.10 Before filing any litigation relating to a claim or controversy, Venture and Powerwave will attempt to settle any claim or controversy between them through consultation and negotiation in good faith and with a spirit of mutual cooperation. After attempts to resolve a dispute by Venture and Powerwave have failed, before resorting to litigation, either party may, upon notice to the other, request that such controversy or claim be referred to the appropriate management personnel of each party for negotiation and resolution. If such a request is made, the applicable and appropriate management-level personnel of the parties shall meet in person or by telephone within seven (7) days after such request and shall review and attempt to negotiate a mutually acceptable resolution of the claim or controversy in dispute. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief to prevent irreparable harm or to preserve the status quo.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

Venture: VM Services, Inc.		Powerwave Technologies, Inc.

By: /s/ Mark Wettasinghe		By:/s/ Ron Buschur

Name Title GM. EFS	Date June 26, 2003	Name Title COO	Date June 26, 2003

Address: 6701 Mowry Ave. Newark, California 94560		Address: 1801 E. St. Andrew Place Santa Ana, California 92705

Confidential Portions Omitted

Exhibit A—Product Listing

RMA Code Category		Model #
**	**

**	**

**	**

**	**

**

**	**

**	**

**	**

**

**	**

**	**

**	**

**

**

**

**

**

**

**

**

**

**	**

**

**

**

**

**

**

**	**

**

**

**

**	**

**	**

**

**

**	**

**	**

**	**

**	**

**	**

**

**

**	**

**	**

**	**

**	**

**

**

**	**

Exhibit B—Pricing

See Attached Schedule

CONFIDENTIAL PORTIONS OMITTED : ** INCICATES THAT CONFIDENTIAL PORTIONS ARE OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT B—PRICING SCHEDULE

Cost of Repair

		Minutes	Minutes	Hours	(a)	(b)			12 months Return Activity
Part To Service	Type	Tech Time	Assy Time	Total Time	Labor	Material	Total	Annual Cost	EXC	NWA	UPG	WAR	Total		Labour (wt)	Material (wt)
MCA9129-90	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
300331402	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
G3S-800-140-030	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
NTGY71AB	MC	180	30	3.50	**	**	**	**	**	**	**	**	**		**	**
G3L-2100-28	MC	120	30	2.50	**	**	**	**	**	**	**	**	**		**	**
NTGY81AB	MC	180	30	3.50	**	**	**	**	**	**	**	**	**		**	**
NTFC07BA	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
G3L-2100-30	MC	120	30	2.50	**	**	**	**	**	**	**	**	**		**	**
NTL107AA	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
G3L-1900-14	MC	120	15	2.25	**	**	**	**	**	**	**	**	**		**	**
MCR4109-1	MC	90	20	1.83	**	**	**	**	**	**	**	**	**		**	**
1/KRB-101-1046	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
G3S-1900-80	MC	120	30	2.50	**	**	**	**	**	**	**	**	**		**	**
NTL107AC	MC	90	30	2.00	**	**	**	**	**	**	**	**	**		**	**
MCA9126-40	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**
MCA9129-60	MC	310	30	5.67	**	**	**	**	**	**	**	**	**		**	**

Average MC								**	**	**	**	**	**		**	**

							Weighted Average	**						MC Weighted average	**	**
														MC with mgmt	**
QCPA-1804	SC	60	30	1.50	**	**	**	**	**	**	**	**	**		**	**
QCPA-0914	SC	60	30	1.50	**	**	**	**	**	**	**	**	**		**	**
AWP-903A	SC	30	30	1.00	**	**	**	**	**	**	**	**	**		**	**
QCPA-1906	SC	60	30	1.50	**	**	**	**	**	**	**	**	**		**	**
QCPA-0920	SC	60	30	1.50	**	**	**	**	**	**	**	**	**		**	**
QCPA-1910	SC	60	30	1.50	**	**	**	**	**	**	**	**	**		**	**
QCPA-1903	SC	45	20	1.08	**	**	**	**	**	**	**	**	**		**	**
AWP-903	SC	30	30	1.00	**	**	**	**	**	**	**	**	**		**	**

Average SC								**	**	**	**	**	**		**	**

							Weighted Average	**						SC Weighted average	**	**
														SC with mgmt	**
														MC : SC per unit price ratio	**
														MC : SC per unit price ratio with mgmt	**
(a)	Assumes Powerwave consigns all test equipment

Mgmt Costs	Cost Per mth	Cost per day	Cost per hr	Average
Mgr	**	**	**
Engr	**	**	**
Fin/HR	**	**	**
Planning	**	**	**
	**	**	**
**

	# of people	cost	Cost per day (8 hrs)	Cost per mth (22 days)	30% burden	TOTAL mthly	TOTAL yrly
Tech	**	**	**	**	**	**	**
Assem	**	**	**	**	**	**	**
	**			**	**	**	**
Mgmt						**	**
Corporate alloc						**	**
TOTAL						**	**
profit	**%					**	**
						**	**

	Annual Volumes	Mthly Volumes
Multi Channel	**	**
Single Channel	**	**

Average price per unit	**	**

NOTE : Powerwave tends to use ** as the annual volumes, instead of the above annual volumes.

Vol	Price Per Unit
**	**	**
**	**	**
	Annualised cost	**

For MC, Powerwave will pay Venture	**	per unit of a multi-carrier unit
For SC, Powerwave will pay Venture	**	per unit of a single-carrier unit

Assumptions

The above calculations have been based on ** units per year.

First 90 days breakeven, after 90-120 days, rvw cycle time, headcount, etc....

IT not included yet

Cost of space, utilities, facilities, building costs, etc… are not included.

Cost of equipment support and calibration not included

Insurance for equipment, facilities, site, etc… are not included.

Efficiencies due to equipment downtime, change overs, NPIs, training, etc… have not been included.

Assumption is that the cycle times are reflective of the actual repair times that Powerwave has given.

Venture will have the option to review and negotiate the prices in 90 days

Purchasing and procurement is not include. There is no purchasing of anything included. It’s purely headcount.

All prices are in US$

Exhibit C—Scope of Work

POWERWAVE/VENTURE RMA - SCOPE OF WORK

Pursuant to this Scope of Work and the terms of the attached Repair Services Agreement, POWERWAVE engages VENTURE to perform “repair” of Power Amplifiers returned from the North America and Eurpoean market regions through the POWERWAVE RMA system. For this Scope of Work, repair generally is defined as the operation of transforming defective POWERWAVE POWER AMPLIFIER Products into functional amplifiers for use as replacements or for resale. This operation includes, but is not limited to; receipt and exchange of defective material, root cause analysis to the component level, testing, final configuration, labelling, packaging, and shipment. The following sections describe the functions to be performed by the respective companies in accordance with this Schedule.

1.	Products: VENTURE will assume the repair activities of power amplifier products manufactured by POWERWAVE and returned from the North American and Europe regions as well as Asia if the product was manufactured by POWERWAVE in the United States. Power amplifier products will be repaired by VENTURE approximately 1-3 months after start of POWERWAVE volume production (see New Product Introduction Section).

2.	Facility and Personnel: Over time, VENTURE will assume all management responsibility for the existing POWERWAVE Customer Service Center (CSC) Operation located in Santa Ana California. Intitially, POWERWAVE will retain the call center function (i.e. customers will call POWERWAVE and obtain RMA numbers). Ultimately POWERWAVE desires VENTURE to perform this function as well. The timing of this transition is dependent on the resolution of logistics, IT and systems issues. VENTURE will offer employment to selected direct labor and indirect support personnel at POWERWAVE found to be fit for the job.

3.	Equipment: POWERWAVE will identify the equipment necessary to perform the repair services. This equipment will be provided to VENTURE, on a consignment basis. POWERWAVE will provide all support for calibration and maintenance of the equipment.

4.	Omitted.

5.	Process Flow: VENTURE shall test and repair Products in accordance with procedures used by POWERWAVE. Deviations from the process must be approved in writing by POWERWAVE.

6.	Unique Customer Requirements: VENTURE will abide by all documented Approved Vendor Lists (AVL), and configuration requirements for each POWERWAVE part number in the repair operation. Various specification requirements exist for each POWERWAVE part number that will be provided to VENTURE via a Quality Management Plan. Specific assembly, test and firmware requirements exist for each amplifier. POWERWAVE will provide the Operational Method Sheets (OMS), schematics and test code for each product type to be repaired. Any deviations from the OMS, schematics, test code, Bill of Material or AVL, must be approved and authorized by POWERWAVE prior to implementation.

7.	Quality and Reliability: VENTURE will report quality results to POWERWAVE via an agreed-upon system that will provide daily information. This reporting will include average TAT (turn around time—10 business days maximum), % of units with no defect found, final test data results by unit, root cause analysis results to sub-assembly and component level by unit and final inspection results. POWERWAVE will provide specific criteria, along with the RMA process flow to be used. All reliability and laboratory testing required by POWERWAVE will be supported by the reliability and failure analysis labs located in POWERWAVE’s Santa Ana, California facility. Second time returns for repaired material will be monitored and reported by POWERWAVE.

8.	Logistics Support: During Phase II (as defined in the attached Repair Services Agreement), VENTURE will be responsible for RMA Logistics Processing activities, including: Receiving, planning, packaging, shipping and discrepancy resolution for POWERWAVE. The level of logistical support will depend on the facility location that VENTURE selects to operate the Customer Service Center (CSC). If the CSC resides in POWERWAVE’S facility, POWERWAVE will be responsible for dock management including physical receipt from carriers and outbound shipment processing. In addition, during the initial phase, POWERWAVE will be responsible for the inventory management of Finished Goods “exchange” units and current raw material to support the CSC. Under this scenario, POWERWVE will be responsible for the delivery of raw materials (material requisition) and RMA products to a VENTURE representative. VENTURE will be responsible for the transfer of repaired RMA units to the POWERWAVE representative. If VENTURE elects to operate the CSC out of its existing facility, VENTURE will be responsible for physical receipts, some inventory management and outbound shipments. Under this scenario, a systems solution must be implemented that will allow the VENTURE and POWERWVE ERP systems to collaborate. It is assumed that the logistical support plan will be implemented in phases as necessary with the objective of total optimization of resources.

9.	Supplier Management and Material Planning: Quarterly, POWERWAVE and VENTURE will jointly develop and agree on forecasts of expected warranty and non-warranty returns for each POWERWAVE model. Based on this forecast, VENTURE will plan and schedule all materials required for repair. During the initial phase, POWERWAVE has the responsibility for negotiating with suppliers on pricing and schedule for availability. Only authorized POWERWAVE suppliers and part numbers may be used in the repair. POWERWAVE will provide to VENTURE all AVL suppliers and part numbers. If shortages occur due to availability of materials, VENTURE may, with approval from POWERWAVE, qualify alternate suppliers for use. The scope of qualification activities and POWERWAVE support responsibilities will be agreed prior to the start of any qualification activities. In the second phase, VENTURE will take over the responsibility for acquiring materials.

10.

Engineering Support: VENTURE will provide direct engineering support of the service operations and assume compliance to all existing POWERWAVE processes, tests, and product specifications that has been defined, documented and provided to VENTURE. This includes, but is not limited to, tester software qualification and control test equipment calibration, tooling, fixtures, process support, yield improvements, process enhancements, disposition accuracy, and material utilization improvement. Direct support for the repair operations may require expertise or skills that exist only within POWERWAVE. Issues with supplier quality, technical questions, training, reliability testing, test software improvements and firmware changes may require direct POWERWAVE personnel support. POWERWAVE will provide a contact and procedure for requesting assistance, and will expedite the support necessary, assign and manage resources, and facilitate delivery of information and/or systems. In addition, POWERWAVE will provide resources, as needed, to achieve successful repair at the required output (e.g. material usage beyond cost targets, specific yield issues requiring POWERWAVE technical expertise, and tester design support, training, etc.).

11.	New Product Introduction: At the time of new product transfer to its selected production site, POWERWAVE will deliver data packages outlining the repair requirements to VENTURE for review. A list of all applicable equipment (and availability), process descriptions, tester and product codes, technical manuals, BOM’s, complete manufacturing documentation trees, and names of engineers responsible for working with VENTURE on the transfer of new products, will be included. In addition, a plan for process maturity test (PMT) requirements will be developed and signed by both parties. VENTURE will choose a team of engineers and/or technicians responsible for transfer and qualification of the repair process for these new products. If applicable, VENTURE may send personnel to the POWERWAVE prime factory for training and/or request that POWERWAVE provide training in the VENTURE repair facility (facilitated by an assigned POWERWAVE liaison). Upon successful completion of new product transfer and qualification of process as outlined in the PMT agreement, a formal buy-off document will be signed by both parties. At that point, VENTURE will assume full ownership of repair for these new products (POWERWAVE will continue to provide prime engineering support until buy-off).

12.	IT Systems and Support: The IT infrastructure, systems and processes will remain as they currently exist, utilizing ROI Manage-2000 to capture repair and testing data throughout the RMA process (see “VENTURERMAFlow.doc”).

13.	VENTURE plans to incorporate its own systems into the repair operation. A mutually agreed upon schedule and system requirements document will be developed to accomplish this task. If POWERWAVE direct assistance is necessary, a negotiated agreement between the two parties will be developed. All other VENTURE IT systems (Glovia, Email, Internet, Intranet, phones, MS Office, etc.) will be controlled and maintained by VENTURE as well as hardware physically located within the VENTURE facility.

14.	ISO 9002 Certification: Within 18 months after the execution of the Repair Services Agreement, VENTURE will be required to obtain and maintain ISO 9002 and TL 9000 certification for the repair facility. Documentation and quality procedures, currently in place within POWERWAVE, shall be made available to VENTURE for this effort. These POWERWAVE processes and documents are for reference and not necessarily required for a VENTURE-owned overall quality system. If desired, VENTURE may incorporate current POWERWAVE systems.

15.	Hazard Insurance and Disaster Recovery: VENTURE shall provide POWERWAVE with a copy of their disaster recovery plan for review and will carry general liability, Workers Compensation, and other customary insurance coverage.

16.

No Offers of Employment: During the term of this agreement, neither party shall solicit for the purpose of employment the other parties’ employees without the other parties written consent. For the purposes of this agreement “solicit does not mean general solicitations of employment not specifically directed towards the other parties employees such as advertisements, nor shall it mean making an offer of employment to a person who has sought employment from one of the parties if there has been no prior suggestion by such party, or who responds to a general solicitation.

17.	Regulatory Agency Approvals: POWERWAVE will be responsible for all regulatory approvals for POWERWAVE labelled ‘Repaired Product’ including UL, TUV, FCC, Anatel and CE mark.

18.	Service Level Agreements: Detailed procedures, outlining roles and responsibilities for both POWERWAVE and VENTURE will be developed and agreed for the following:

•	IT Support: POWERWAVE systems and roadmap for incorporation of VENTURE systems (Oracle/Glovia). Joint team development for information sharing between VENTURE and POWERWAVE IT personnel for transition of the current POWERWAVE systems and databases to VENTURE.

•	Logistics Support: Team to define roles and responsibilities for all logistical system management.

•	Financial Systems: All financial information will remain within POWERWAVE’s current ERP system. On a monthly basis, POWERWAVE will run a self-billing report to VENTURE for services rendered in connection with all completed repairs.

•	Materials Support: Purchasing, pricing, supplier management, warranty agreements, EOL buys for repair, etc. Full planning and purchasing support for material transfer from prime production to CSC (excess at prime production EOL

•	VENTURE Communication and Escalation Process

•	Engineering support. Training, technical exchanges, stop order and ECO approval and/or notification process. NPI. Supplier Quality Engineering support when material no longer available or issue exists with quality of delivered material.

•	Reliability testing—Requirements, roles and responsibilities, reporting format and frequency.

•	Analytical; Services Lab Support

•	Test and Debug Code Development. Tools, training, special test suites and/or sequences, script modification, and training.

•	Firmware Code Development

•	Training and technical exchanges.

•	Stop Order / ECO Approval and/or Notification Process.

•	NPI

•	Supplier Quality Engineering support when material no longer available or issue exists with quality of parts.

•	IQA (Incoming Quality Assurance). Use of existing POWERWAVE source inspection processes and procedures at the supplier sites.

19.	Inventory Management: During the implementation phase, POWERWAVE will assume all management responsibility for Finished Goods Inventory (RMA, Exchange / Swap, Refurb, Products), provide forecasts for demand and mix to the repair facility, develop schedule (MPS) to support POWERWAVE demand, and manage upgrades and substitution matrices. VENTURE will be responsible for the procurement of new raw material requirements (not in existing POWERWAVE inventory). Inventory management will be implemented in phases as necessary with the objective of total optimization of resources.

20.	Performance Metrics for Repair Facility:

•	VENTURE:

•	Turn-Around Time (TAT): 10 business day repair requirement

•	Cost Of Repair: VENTURE to develop metrics to reduce repair costs.

•	RMA Inventory: Set targets for maximum inventory on hand.

•	Second Time Technical Return Rate: Metric to be baselined at current levels calculated from the POWERWAVE ROI database by product.

•	Percentage of No Fault Found (NFF) units.

•	POWERWAVE:

•	Return rate calculations by product

•	Corrective actions to VENTURE identified root cause analyses

Note: Measurement baselines and improvement % will be mutually agreed upon prior to the facility transfer.

Exhibit D—Employees

TRINH, HOANG
COLEMAN, PATRICK
LE, DAVID
DELGADO, OMAR
ESQUIVEL, ROMULO
FAVELA, RUBEN
FRANQUEZ, DAVID JR.
HO, VAN
HUYNH, THAO
JUANICO, JULIUS
JIMENEZ, SERGIO JR.
DOAN, CHAU
HATOORI, JUAN
HERNANDEZ, ROGELIO
HO, FRANCIS
THONGDONNOI, NAWAPOL
NGUYEN, TUONG
NGUYEN, THU-VAN
NGUYEN, SONNY
NGUYEN, NHAN
NGUYEN, JOHN
NGUYEN, HOANG
LE, KIM VAN
PATEL, MITESH
NGUYEN, TRACY TRANG
NGUYEN, THAO
NGUYEN, LIEM
NGUYEN, JOHNATHON
NGUYEN, CINDY
LE, NHA
LE, HINH PHAN VAN
WANG, EDWARD
VU, PHUONG
VU, LUCY
VU, ANTHONY
VO, TUNG
VO, THONG THIEN
TRAN, KIM-LOAN T.
TRAN, HAU
TRINH, VINH T.
TOVAR, SANDRA
STRAHSBURG, SCOTT
SEGOVIA, ARTURO JR.
PEREZ, MIGUEL

Exhibit E—Description/Diagram of Space

Exhibit F—Consigned Equipment

CAJUN			LCR			LGC
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
Main Pallet	2266	23098	LCR ALIGNMENT	2254	20167	T-S, Final Ambient	2240	16994
Gain/ Phase station— Manual	CAJ.A.3119		T/S—Final ATE	2260	20062	PWR ALIGNMENT (MANUAL)	2256, 2255, 2214	020127, 020128, 020126
Error / Driver Mod	RMA.T.2269	23089	REWORK	BENCH	N/A	REWORK	BENCH
Initial power check- Manual T-S station	RMA.T.2265	21525	ICQ Balancing	2250	20123	RF Alignment	2258	20066
Initial power check/ 52 deg test—FINAL ATE	2264	23361	RF Alignment	2230	20125	Burn-in	#10
DC coverter check, switch check / Rework ASSY	N/A	N/A	Burn-in (RACK)	RACK		Final Ambient(Ambient, cold & hot)	2259 2215	020166, 016990
PRE HEAT OVEN	N/A	6008	Final Ambient	2260	20062	Post Final	2263	16997
Final Test, down load firmware, label, flight recorder—inv data (82 & 10dB)	2267	23100	Post Final	2263	16997	FINAL ASSY	N/A	N/A
100 % Inspection	N/A	N/A	FINAL ASSY	N/A	N/A	Label machine	N/A	18450
B.I (RACK)	N/A		CHILLER	N/A	10740	Label computer	N/A	4378
HASA Test / Chamber	(HASA test to done temporarily on upgrade unit only)		Label machine	N/A	12614	IN-COMING RACK	QTY.1	N/A
Final Test	2268	23079	Label computer	N/A	5816	IP RACK	QTY.1	N/A
Final Assy. / 100% inspection	QTY.1	N/A	IN-COMING RACK	QTY.1	N/A	OUTGOING RACK	QTY.1	N/A
Label machine	N/A	N/A	IP RACK	QTY.1	N/A
IN-COMING RACK	QTY.1	N/A	OUTGOING RACK	QTY.1	N/A
IP RACK	QTY.1	N/A
OUTGOING RACK	QTY.1	N/A

YOSEMITE			LINEAR			TURBO
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
T-S/ Final (Ambient) Test	2261	20063	PRE D TEST	LIN.A..244	N/A	Main Amp ATE- PWR Mod	4602	233382
Pallet Alignment	2252	23092	MAIN/ ERROR/ DRIVER TEST	LIN.T.163	21504	ERROR/ DRIVER TEST	LIN.T.4613	21155
RF Alignment	2253	20076	T-S BENCH	LIN.T.211		Troubleshoot station/4-8 tones	LIN.T.4642
REWORK	N/A	N/A	REWORK	BENCH	N/A	REWORK	BENCH	N/A
Burn-in	Rack		FF 1ST, 2ND LOOP, 4/8 TONE TEST	SEA.A.4513		2ND LOOP/ 1st loop	LIN.T.4611
Final (Ambient) Test	2261	20063	PRE TEST / FINAL TEST	LIN.T.103		pre test	TBD
Post Final	2263	16997	FINAL TEST	LIN.T.117	N/A	FINAL ATE	TBD
FINAL ASSY	N/A	N/A	ATE	TBD		PAF	TBD
CHILLER	N/A	10740	B.I	RACK#22		B.I	#30
SONY SCREW MACHINE	N/A	0150030, 0230047	B.I	RACK#24		B.I	#34
IN-COMING RACK	QTY.1	N/A	FINAL ASSY	N/A	N/A	FINAL ASSY	N/A	N/A
IP RACK	QTY.1	N/A	IN-COMING RACK	QTY.1	N/A	IN-COMING RACK	QTY.1	N/A
OUTGOING RACK	QTY.1	N/A	IP RACK	QTY.1	N/A	IP RACK	QTY.1	N/A
			OUTGOING RACK	QTY.1	N/A	OUTGOING RACK	QTY.1	N/A

PARAGON			MAPLE			SEQUOIA
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
POWER MOD	T3621	23214	TITAN	TBD	TBD	TITAN	TBD	TBD
MAIN AMP	3630	19018	IMF	TBD	TBD	IMF	TBD	TBD
ERROR/DRIVER TEST	T3623	23211	ANDROMEDA	TBD	TBD	ANDROMEDA	TBD	TBD
CONTROLLER	RACK.T.1012	19038	2ND LOOP	TBD	TBD	S.I ATE	TBD	TBD
T-S /TOP LEVEL ATE /PRE TEST	T3613	19027	S.I ATE	TBD	TBD	REWORK	N/A	N/A
REWORK	BENCH	N/A	REWORK	N/A	N/A	FINAL ATE
TOP LEVEL ATE / PRE TEST	T3613	19027	FINAL ATE			FINAL ASSY	N/A	N/A
B.I/RACK & PAF	N/A	23217	B.I			B.I	TBD	TBD
FINAL ASSY	N/A	N/A	FINAL ASSY	N/A	N/A	IN-COMING RACK	QTY.1	N/A
IN-COMING RACK	QTY.1	N/A	OVER TEMP	FLEX 5003	23065	IP RACK	QTY.1	N/A
IP RACK	QTY.1	N/A	OVER TEMP	PEL50	11466	OUTGOING RACK	QTY.1	N/A
OUTGOING RACK	QTY.1	N/A	IN-COMING RACK	QTY.1	N/A
			IP RACK	QTY.1	N/A
			OUTGOING RACK	QTY.1	N/A

CHAMELEON			SEAHAWK			HURRICANE
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
CCA ERROR TEST	3825	23003	POWER MOD	SEA.T.4610	21533	DIGITAL	2278	23002
CCA MAIN TEST	3828	11184	RF TUNE 1ST- LOOP	4608	21531	REWORK	N/A
CCA PRE ERROR TEST	3843	23006	DIGITAL TEST	SEA.T.4627	21546	RF MANUAL	2271	23337
CCA DRIVER TEST	3842	23351	REWORK ASSY	N/A		PRE TEST	2273	23064
INPUT	3877	19021	PRE TEST	SEA.T.4615	21526	FINAL	2272	23061
TEST IMF	3894	21548	B.I (RACK)	N/A		FINAL ASSY. / 100% inspection	QTY.1
HIPOT (A/C DC- DC CONV.)	3895	23549	FINAL ATE	SEA.T.4617	21524	IN-COMING RACK	QTY.1
RF TUNE 2nd	4020	23360	FINAL ASSY	N/A	N/A	IP RACK	QTY.1
RWK. ASSY.	N/A	N/A	IN-COMING RACK	QTY.1	N/A	OUTGOING RACK	QTY.1
SI TEST ATE (DC/AC)	4005	23082	IP RACK	QTY.1	N/A
BURN IN (DC)	TBD		OUTGOING RACK	QTY.1	N/A
BURN IN (AC)	TBD
ATE-FINAL TEST (DC/AC)	4026	20169
FINAL ASSY. / 100% inspection	QTY.1	N/A
IN-COMING RACK	QTY.1	N/A
IP RACK	QTY.1	N/A
OUTGOING RACK	QTY.1	N/A

TORNADO			CDMA			NTGS/ LOGAN/ CUSTOM
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
DIGITAL	2278	23002	Power module test	LUC.T.803	21517	RF Tune*	LIN.A.201 , NORT.T.1509 & 1510	N/A
MAIN PALLET	2276	23070	REWORK ASSY	N/A	N/A	REWORK ASSY	N/A	N/A
REWORK	N/A		Top level alignment	LUC.T.801 & 802	21516 & 21515	Burn-In RACK	RACK
RF MANUAL	2277	23338	Rf overdrive	LUC.T.807	21514	Final ATE	1508, 825	021519, 021518
PRE TEST / FINAL	2274	23067	PRE-TEST / FINAL ATE	LUC.T.809	21513	ALARM STATION	NORT.T.1505	N/A
FINAL	2275	23349	Burn in	LUC.T.805	21512	FINAL ASSY. / 100% inspection	N/A	N/A
FINAL ASSY. / 100% inspection	QTY.1		Final ate	LUC.T.806	21515	IN-COMING RACK	QTY.1	N/A
IN-COMING RACK	QTY.1		FINAL ASSY. / 100% inspection	N/A	N/A	IP RACK	QTY.1	N/A
IP RACK	QTY.1		CHILLER	N/A	11513	OUTGOING RACK	QTY.1	N/A
OUTGOING RACK	QTY.1		IN-COMING RACK
			IP RACK
			OUTGOING RACK

AWP			NOKIA BOOSTER			TIGER PAW
EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#	EQUIP.	ATE S/N	PWAV ASSET#
Final ATE (AUTO)	2208	21542	BOOSTER TEST STATION	RMA.T.2235	N/A	EEPROM PROGRAM	2218	6022
FINAL ASSY. / 100% inspection	N/A	N/A	MANUAL TEST STATION	NOT.T.1503	N/A	REWORK ASSY / 100% inspection	N/A	N/A
IN-COMING RACK	QTY.1	N/A				FINAL ATE (TEMP)	2270	83792
IP RACK	QTY.1	N/A				Burn-In	NO S/N
OUTGOING RACK	QTY.1	N/A				Final ATE (HOT/COLD)	2217	10197
						FINAL ASSY. / 100% inspection	N/A	N/A
						IN-COMING RACK	QTY.1	N/A
						IP RACK	QTY.1	N/A
						OUTGOING RACK	QTY.1	N/A

TDMA			OFFICE/CUBICLE SPACE			RAW MATERIAL
EQUIP.	ATE S/N	PWAV ASSET#		PWAV ASSET#	QTY.		PWAV ASSET#	QTY.
REWORK	N/A	N/A	CUBICAL FOR SUPERVISOR		1	IPK RACK	N/A	20
DC Bias	TBD	TBD	CUBICAL FOR LEAD PERSONEL		1		TOTAL
Burn-in	TBD	TBD	CUBICAL FOR MATERIAL HANDLER		1
RF Alignment	TBD	TBD	CUBICAL FOR TOOLS & FIXTURES		1
CHILLER	TBD	TBD		TOTAL
FINAL (COLD/ HOT TEST)	TBD	TBD
EEPROM FINAL	TBD	TBD
FINAL ASSYM	N/A	N/A
IN-COMING RACK	QTY.1	N/A
IP RACK	QTY.1	N/A
OUTGOING RACK	QTY.1	N/A

INCOMING STAGING & DAT ENTRY			DISPOSITION STAGING AREA			OUTGOING STAGING & DAT ENTRY
	PWAV ASSET#	QTY.		PWAV ASSET#	QTY.		PWAV ASSET#	QTY.
ESD station	n/a	1	IPK RACK	N/A	15	Data entry HP-PC	12041	1
Data entry HP-PC	4288	1		TOTAL		IPK RACK	N/A	20
Data entry HP- Printer	5230	1					TOTAL
HP-PC for Lead personnel report	N/A	1
IPK RACK	N/A	20
	TOTAL